Joint Special Meeting of Shareholders
A Joint Special Meeting of Shareholders of the Trusts was held on July 18, 2016 and July 27 (the "Joint Special Meeting").
The purpose of the Special Meeting was for shareholders to consider the following four proposals:
1.To approve an amendment to each Fund's fundamental policy regarding loans;
2.To approve an amendment to each Fund's fundamental policy regarding borrowing;
3.To elect Elizabeth McGeveran to the Board of Trustees of the Trust; 4.To disapprove an amendment to the Fund's fundamental policy regarding loans;
5.To disapprove an amendment to the Fund's fundamental policy regarding borrowing;

Proposal 1

The results of the vote of the shareholders of each Fund on the proposal to approve an amendment to each Fund's fundamental policy regarding loans
(except for broker nonvotes) were as follows:

Fund	                    For Approval Against Approval Abstain Broker
Non Vote
Boston Trust Asset Management
Fund                         8,316,228.623  48.936    1,253.894  365,883.8
Boston Trust Equity Fund     5,439,467.000   0.000    0.000      1,513.0
Boston Trust Midcap Fund     2,997,707.338     742    0.000       32,927
Boston Trust SMID Cap Fund     395,940.572   0.000    0.000	   0
Boston Trust Small Cap Fund      adjourned  adjourned adjourned   N/A
Walden Asset Management Fund 4,504,031.236  3,716.122  2,533.048  1,205,832
Walden Equity Fund	     5,071,199.711  41,491.042 18,001.825 2,719,889
Walden Midcap Fund	     2,361,616.697  405.680    0.000	  22,284.6
Walden Small Cap Innovations
Fund                         2,669,878.986  1,995.527   0.000     591,099.9
Walden SMID Cap Innovations
Fund                          1,236,545	    315.489       0.000	  201,880
Walden International
Equity Fund                 1,362,382.500   0.000	  0.000	    0

An affirmative vote of at least 67% of the votes as cast by proxy or in person at the Meeting for each Fund approved the amendment to the Fund s fundamental policy regarding loans.
As a result, the amendment to each Fund s fundamental policy regarding loans was approved.

Proposal 2

The results of the vote of the shareholders of each Fund on the proposal to approve an amendment to each Fund s fundamental
policy regarding borrowing (except for broker non votes)
were as follows:
Fund	                     For Approval	  AgainstApproval Abstain  Broker Nonvote
Boston Trust Asset
Management Fund             8,316,228.623  48.936	1,253.894  365,883.8
Boston Trust Equity Fund    5,439,467.000  0.000	0.000	   1,513.0
Boston Trust Midcap Fund    2,997,707.338  742	        0.000	   32,927
Boston Trust SMID Cap Fund    395,940.57   0.000	0.000	    0
Boston Trust Small Cap Fund	adjourned  adjourned	adjourned   N/A
Walden Asset Management Fund4,503,639.236  3,716.122    2,925.048   1,205,832
Walden Equity Fund	    5,087,560.916  25,129.837	18,001.825  2,719,899
Walden Midcap Fund	    2,361,616.697  405.680	0.000	    22,284.6
Walden SMID Cap Innovations
Fund                        1,236,545.209  315.489	0.000	    201,880.6
Walden Small Cap Innovations
Fund                        2,669,878.986  1,995.527    0.000       591,099.9
Walden International Equity
Fund                        1,362,382.500  0.000	0.000	    0



An affirmative vote of at least 67% of the votes as cast by proxy or in person at the Meeting for each Fund approved the amendment to the Funds fundamental policy regarding borrowing.
As a result, the amendment to each Fund's fundamental policy regarding borrowing was approved.

Proposal 3

The results of the vote of the shareholders of the Funds on the election of Elizabeth McGeveran to the Board of Trustees of the Funds were as follows:

	                 For Approval	Withheld	% of Total
Elizabeth McGeveran	51,523,300.431	2,424,110.406	76.214%

An affirmative vote of a plurality of the votes as cast for the Funds approved the election of Elizabeth McGeveran as a Trustee of the Funds. As a result, the shareholders of the Funds approved the election of Elizabeth McGeveran.

Proposal 4

The results of the vote of the shareholders of the Fund on the proposal to approve an amendment to the Fund s fundamental policy regarding loans (except for broker nonvotes) were as follows:

Fund	             For Approval  Against Approval  Abstain Broker
                                                             Non Vote
Boston Trust Small
cap Fund             7,730,574.701  2,109,748.228  62,293.528 N/A

An affirmative vote of less than 67% of the votes as cast by proxy or in person at the Meeting for the Fund does not approve the amendment to the Fund s fundamental policy regarding loans. As a result, the amendment to the Fund s fundamental policy regarding loans was disapproved.

Proposal 5

The results of the vote of the shareholders of the Fund on the proposal to approve an amendment to the Fund s fundamental policy regarding borrowing (except for broker non votes) were as follows:

Fund	       For Approval   Against Approval  Abstain	BrokerNonvote
Boston Trust Small
Cap Fund       7,729,506.706 2,109,878.349    63,231.402 N/A

An affirmative vote of less than 67% of the votes as cast by proxy or in person at the Meeting for the Fund does not approve the amendment to the Fund s fundamental policy regarding borrowing. As a result, the amendment to the Fund s fundamental policy regarding borrowing was disapproved.